SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest event Reported): December 11, 2001


                  MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED
 ----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

New York                             0-30183                         13-4025362
------------------------      ----------------------           -----------------

(State or other jurisdiction   (Commission File Number)        (IRS Employer
 of incorporation or                                            ID Number)
 organization)


               54 Pine Street, 4th Floor, New York, New York 10005
          ------------------------------------------------------------
                    (Address of principal executive offices)

                                 (212) 809-8015
                                 --------------
                         (Registrant's Telephone Number)



              -----------------------------------------------------
                  (Former address if changed since last report)



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Item 5.  Other Events

         On December 11, 2001 Minghua Group International Holdings Limited ("Minghua") entered into an agreement with Mr. Li Chuquan, Minghua's Chairman, relating to the issuance of 8,500,000 shares (the "Shares") of Minghua's Common Stock to Mr. Li in exchange for the release by Mr. Li of $8,500,000 of the total loans made by Mr. Li to Minghua's indirect subsidiary, Shenzhen Minghua Environmental Protection Vehicles Co., Ltd (the "Environmental Vehicle Company"). Minghua indirectly owns 85% of the Environmental Vehicle Company. The remaining 15% of the Environmental Vehicle Company is owned by Minghua Investment Co., Ltd. ("Minghua Investment"), an entity controlled by Mr. Li. The aggregate amount of loans made by Mr. Li to the Environmental Vehicle Company as of September 30, 2001 was $11,031,696. The issuance of the Shares was conditioned upon the concurrent execution and delivery of an agreement between Mr. Li and Minghua Investment relating to the release of an additional $1,500,000 of loans in exchange for payment by Minghua Investment to Mr. Li of $1,500,000, which agreement was also effective as of December 11, 2001. Accordingly, $10,000,000 of the aggregate loans made by Mr. Li were paid off as of December 11, 2001.

         The Board of Directors of Minghua approved the issuance of the 8,500,000 shares to Mr. Li in exchange for the release by Mr. Li of a portion of the loan made by him to the Environmental Vehicle Company by written consent adopted on December 11, 2001.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

99.1  Letter  Agreement,   dated  December  11,  2001,   between  Minghua  Group
International Holdings Limited and Li Chuquan.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 20, 2001

                                    MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED


                                    By: /s/ Ronald C. H. Lui
                                         ---------------------------------------
                                            Ronald C. H. Lui, President